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                                                                 Exhibit 3.12(b)

                                                                    FILED
                                                                     10AM
                                                                 JUN 17 1983
                                                               /s/ [ILLEGIBLE]
                                                              SECRETARY OF STATE

                              CERTIFICATE OF CHANGE

                                       OF

                     REGISTERED AGENT AND REGISTERED OFFICE

                                       OF

                        AVIS LEASING INTERNATIONAL, LTD.

                                    * * * * *

      AVIS LEASING INTERNATIONAL, LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      The present registered agent of the corporation is UNITED CORPORATE SERVICES, INC., and the present registered office of the corporation is in the County of Kent.

      The Board of Directors of AVIS LEASING INTERNATIONAL, LTD. adopted the following resolution on the 1 day of June, 1983.

            RESOLVED, that the registered office of AVIS LEASING INTERNATIONAL, LTD. in the State of Delaware be and it hereby is changed to No. 100 West Tenth Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.
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      IN WITNESS WHEREOF, AVIS LEASING INTERNATIONAL, LTD. has caused this statement to be signed by BARRY R. SHAPIRO, its Vice President, and attested by KENNETH GOODKIND, its Asst. Secretary, this 1 day of June, 1983.


                                        By /s/ Barry R. Shapiro
                                           -------------------------------------
                                                                  Vice President
ATTEST:                                    BARRY R. SHAPIRO


By /s/ Kenneth Goodkind
   ----------------------------------
                      Asst. Secretary
   KENNETH GOODKIND